Exhibit 10.1

LEASE RENEWAL AGREEMENT

THIS AGREEMENT made this 6th day of March 2006 by and between DS Investments, a Washington General Partnership as the Landlord, and Virtual Education Software, Inc., a Washington corporation as the Tenant.

WITNESSETH

WHEREAS, by that certain Lease dated the 18th day of March 2002, hereinafter referred to as the said Lease, DS Investments as Landlord, leased to Virtual Education Software, Inc. as the Tenant, the following premises situated in the City of Spokane Valley and County of Spokane, State of Washington, to-wit:

> The South 90 feet of that portion of the West half of Tract 140, Opportunity, according to plat recorded in Volume "K" of Plats, page 20, 22 and 23 in Spokane County, Washington lying North of the S 1 ½ acres of said West half with and address of 300 North Argonne Road, Suite 102.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto do hereby covenant and agree as follows:

FIRST: The said Lease shall be and the same is hereby deemed renewed for twelve (36) months, commencing April 1, 2006 and expiring March 31, 2009.

SECOND: The monthly rent amount shall be:
One Thousand Five Hundred and Sixty One and 00/100 Dollars ($1,561.00) per month, for the first twelve (12) months of the Lease. One Thousand Six Hundred and Seven 00/100 Dollars ($1,607.00) per month, for the next twelve (12) months of the Lease and One Thousand Six Hundred and Fifty Six and 00/100 Dollars ($1,656.00) per month, for the last twelve (12) months of the Lease

THIRD: Each and all of the covenants, terms, agreements and obligations of this Lease Renewal Agreement shall extend to, bind and inure to the benefit of the heirs, personal representatives, successors and/or assigns of Landlord and to the successors and/or assigns of the Tenant.

FOURTH: That except as herein modified, all the terms and conditions of said Lease dated March 18, 2002 shall be the same and remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this agreement the day and year first above written.

LANDLORD:
DS Investments

By: _________________ Agent
Date 3/21/06

TENANT:
Virtual Education Software, Inc.

By: _________________
Date 3/9/06

VIRGINIA D BULLER
NOTARY PUBLIC
COMMISSION EXPIRES AUG. 12, 2009
STATE OF WASHINGTON

STATE of WASHINGTON)
ss.
County of Spokane)

I certify that I know or have satisfactory that Roberta Jackson is the individual who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he is authorized to execute the instrument and acknowledge him as the representative of Virtual Education Software, Inc., to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.
Dated this 9th day of March, 2006

Notary Public in and for the State of WA.
Residing at Spokane. Commission expires on Aug 12 2009.

STATE of WASHINGTON)
ss.
County of Spokane)
I certify that I know or have satisfactory that B. Coe is the individual who appeared before me, and said person acknowledged that (he/she) signed this instrument, on oath stated that (him/her) is authorized to execute the instrument and acknowledge (him/her) as the agent of DS Investments to be the free and voluntary act of such party for the uses and purposes mentioned in this instrument.
Dated this 21st day of March, 2006

Notary Public in and for the State of WA.
Residing at Spokane. Commission expires on 9 May 2009.

SARA M. HORN
NOTARY PUBLIC
STATE OF WASHINGTON
COMMISSION EXPIRES
MAY 9, 2009

HIGH COUNTRY
PROPERTY MANAGEMENT
Beryl "Bud" Coe CSM 924-4275
Commercial Property
Management & Real Estate
P.O. Box 423
Otis Orchards, WA 99027
cell 995-4832
922-7696
~~509 928-8136~~
Fax 509 921-5693
~~Cell 509 990-9359~~
E-Mail beryl.coe@uswest.net

COMMERCIAL LEASE

Lessor: Virtual Education Software, Inc.

Lessee: DS Investments

DATED:3/19/02

TABLE OF CONTENTS

COMMERCIAL LEASE

THIS LEASE is made this 18th day of March between:

Lessor: **DS Investments**

Lessee: Virtual Education Software, Inc.

1. **LEGAL DESCRIPTION:** For good and valuable consideration, Lessor does hereby lease to Lessee for the term of this Lease those certain "Leased Premises" located within the Entire Premises, which Entire Premises is to be known Centerpointe North Argonne, Spokane, Washington; the legal description of the Entire Premises is set forth in Exhibit "A" attached hereto and made a part hereof.

2. **LEASED PREMISES:** The Leased Premises, sometimes called the "Premises" or "Demised Premises" leased under this Lease contains approximately 1,280 square feet, and are more specifically described as: (see attached drawing).

In addition, Lessor hereby leases to Lessee, its customers, invitees and employees the right to use, in common with others entitled thereto, the common areas, employees' parking areas, service roads, sidewalks, driveways and customer parking areas in the Center, and such other common facilities as may be designated from time to time by the Lessor, subject however, to the terms and conditions of this Lease and to the reasonable rules and regulations for the use thereof prescribed from time to time by Lessor.

~~For the purpose of the calculation of Lessee's portion of the common area charges and other charges shared by all lessees, the Leased Premises constitutes 13% of common area maintenance charges consisting of: water, sewer, refuse, real estate taxes, insurance, snow removal, maintenance and janitorial services.~~

3. **LEASE TERM:** The term of this Lease shall be for seven (7) months, and shall commence April 1, 2002 and expire October 31, 2002

4. **LEASE YEAR:** Lease Year as used herein shall mean each consecutive twelve (12) month period beginning on the first day of the calendar month immediately succeeding the Commencement Date or on the Commencement Date if it comes on the first day of the calendar month. If the Commencement Date occurs on a day other than the first day of the calendar month, the period between the Commencement Date and the next succeeding first day of the month, shall be a part of the first "Lease Year".

5. **AMOUNT OF RENT:** The Lessee shall pay to the Lessor as rental for said Leased Premises the following:

a. **Minimum Monthly Rental:** During the term of this Lease, Lessee shall and hereby agrees to pay to Lessor as rental for the premises a minimum fixed monthly rental as follows;

April 1,2002 through April 30, 2002	$100.00
May 1,2002 through May 31, 2002	$1,290.00
June 1, 2002 through October 31, 2002	$1,390.00

payable in equal monthly installments, in advance or on the first (1st) day of each calendar month of the lease term. If the lease term commences or expires on a day other than the last day of a calendar month, the minimum monthly rent for such month shall be a prorated portion of the minimum monthly rent based upon a thirty (30) day month. Lessee shall pay $1,390.00 applied to last months rent prior to June 15, 2002.

~~b. **Common Charges** In addition to the minimum rent provided for above, Lessee shall pay as additional rent, an amount equal to Lessee's pro-rata portion of Lessee's total costs of owning and operating the Center including common area maintenance charges and other operating costs as follows: The common areas includes, but are not limited to, the parking lots and driveways, loading areas, service corridors, stairways, exterior walks, subsurface storm and sanitary sewers and drains, utility lines, landscaped areas, washrooms, drinking foundations, toilets, roof and exterior/interior of building. Operating costs and charges associated with maintaining and repairing the common areas and with operating the Center to be included within this provision and shall include, but not be limited to, the following:~~

~~(1) General maintenance and repairs, resurfacing, painting, re-striping, sweeping, snow blowing and janitorial services.~~

~~(2) Maintenance and repair of sidewalks, curbs, signs, sprinkler systems (both fire and landscaping), planting, landscaping, markers, bumpers and HVAC (heating, ventilation and air conditioning) systems.~~

~~(3) Maintenance and repair of any fire protection system, lighting system, storm drainage and sewer systems, and any other utility systems, including the monthly cost for electricity, sewer, water and irrigation used in these areas.~~

~~(4) Real and personal property taxes and assessments on the improvements and land contained in the common area.~~

~~(5) Public liability, fire and extended coverage insurance for the common area, including broad form all-risk coverage or other casualty insurance considered appropriate by the Lessor.~~

~~(6) Costs associated with trash receptacles, rental fee and trash removal.~~

~~Lessor shall provide the above services as economically and practically as possible. Lessee's percentage of these costs is set forth in Paragraph 2 above, representing Lessee's percentage of the entire chargeable space in the Center.~~

~~The charges provided to be paid under this section shall be computed on a monthly basis by Lessor, on such dates as may be designated by Lessor and shall be paid by Lessee promptly with no reduction or set-off whatsoever. If Lessor does not receive payment within ten (10) days following receipt by Lessee of the monthly bills, a late charge shall be assessed as set forth in the Paragraph 13. Lessor may estimate such charges with appropriate adjustments to be made by Lessor on subsequent billings if such estimated data differs from the actual costs incurred by Lessor.~~

~~6. **UTILITIES SERVICES:** Lessee shall pay prorata share of all costs, expenses and charges attributable to the Entire Premises, and all other services or utilities used in, upon or about the Entire Premises during the lease term hereof.~~

7. **REAL ESTATE TAXES AND ASSESSMENTS:** Lessor shall pay, or cause to be paid, all real estate taxes and other assessments assessed against the Center including the Leased Premises and other improvements thereon. During the term of this Lease, ~~Lessee covenants and agrees to pay Lessor promptly when due, as additional rent, all real estate taxes and assessments assessed against the Premises leased to Lessee, including the land on which such Premises are situated, and Lessee's pro-rata portion of the common area real estate taxes and assessments. The Lessee shall pay a pro-rata portion of the taxes and assessments assessed against the Center computed on the same basis as Lessee's pro-rata share of common charges as set forth in Paragraph 2 above.~~

8. **MISCELLANEOUS TAXES:** In addition to all other amounts which Lessee is required to pay under this Lease, Lessee shall pay all taxes levied upon or measured by the rent payable hereunder, if any, whether a so-called sales tax, transaction privilege tax, excise tax or otherwise, and all personal property taxes and fees, but in no event shall Lessee pay or be liable for any income taxes of Lessor.

9. **INSURANCE:** Lessor shall pay, or cause to be paid, all premiums and costs for "Multi-Peril/Special Causes of Loss, Loss of Rents and General and Extended Liability" insurance coverage on the common areas and the buildings of which the Leased Premises are a part of, excluding, however, Lessee's improvements. During the terms of this Lease, ~~Lessee covenants and agrees to pay Lessor on a monthly basis, as additional rent,~~

~~all insurance premiums and costs in an amount equal to that proportion of the total charges as set forth in Paragraph 2.~~

~~10. **COMMON CHARGES:** The Lessor shall keep or cause to be kept, the common areas in neat, clean and orderly condition, proper lighting and shall repair any damage to the facilities thereof, but all expenses in connection with the common areas, together with the other common charges as set forth above, shall be charged in accordance with the percentage factor set forth in Paragraph 2 above.~~

11. **MAINTENANCE AND REPAIR BY LESSOR:** The Lessor shall, at its own cost and expense, maintain in good condition, the foundation and structural members of the building. In the case of an emergency, provided that contemporaneous notice is not practicable as determined by Lessee in its reasonable judgment, Lessee shall repair same and provide such notice as soon as thereafter reasonably practicable, and be reimbursed by Lessor. Lessor at his expense shell re-carpet the entire suite, build a short wall and in close window as indicated on addendum "A".

12. **LATE CHARGES:** Any minimum monthly rental not received on or before 12:00 o'clock midnight of the tenth (10th) day of each month shall be subject to a late charge of One Hundred and no/100 Dollars ($100.00), and shall constitute additional rent due to the Lessor under this Lease. Any and all other charges due under this Lease not received on or before the date specified under this Lease, shall also be subject to a One Hundred and no/100 Dollars ($100.00) late charge, and if not paid within ten (10) days of that due date, shall bear interest at eighteen percent (18%) per annum from the due date until paid.

13. **HOLDING OVER:** In the event Lessee remains in possession of the Leased Premises after the expiration of this Lease, and without the execution of a new Lease, Lessee shall be deemed to be occupying said premises as a Lessee from month to month at a minimum rental equal to the minimum rental herein provided, plus twenty percent (20%) of such amount, and otherwise subject to all the conditions, provisions and obligations of this Lease.

14. **NATURE OF USE:** Lessee intends to operate under the trade name of Virtual Education Software, Inc. and shall use the premises solely for the purpose of a software sales, and of no other use without Lessor's written consent.

15. **USES PROHIBITED:** Lessee shall not do or permit anything to be done, in or about the Premises, nor bring or keep anything therein which will in any way increase the existing rate of, or affect any fire or other insurance upon the Premises or the building of which the Premises are a part, or cause a cancellation of any insurance policy covering said premises or building or any part thereof or any of its contents. Lessee shall pay as additional rent, upon demand of Lessor, any such increased premium cost, due to Lessee's use or occupation of the leased Premises. Lessee shall not do, permit or suffer anything to be done, in or about the Premises which will in any way obstruct or interfere with the rights of other lessees or occupants of the building or injure or annoy them, nor

shall the Lessee use or allow the Premises to be used for any improper, immoral, unlawful, objectionable or offensive purpose, nor shall Lessee cause, maintain, suffer or permit any nuisance in, on or about the Premises. Lessee shall not commit or allow to be committed, any waste in or upon the Premises. Should any toxins or other items which could generate hazardous wastes be needed in the course of Lessee's business, Lessee agrees to obtain prior written approval from Lessor. Lessee shall not dispose of any toxic substances or hazardous wastes at the Center whatsoever.

16. **COMPLIANCE WITH LAWS:** Lessee shall, at its sole cost and expense, promptly comply with all local, state or federal laws, statutes, ordinances and governmental rules, regulations or requirements now in force, or which may hereafter be in force with respect to the Lessee's use and occupancy of the Premises and the Lessee's business conducted thereon and with requirements of any board of fire underwriters or other similar bodies now or hereafter constitute relating to or affecting the condition, use or occupancy of the Premises.

17. **QUIET ENJOYMENT:** Lessor shall furnish Lessee with the quiet and peaceful possession and enjoyment of said Leased Premises during the term of this Lease, so long as the Lessee shall comply herewith, without any manner of hindrance from the Lessor.

18. **REMOVAL OF FIXTURES:** At the end of the term of this Lease, Lessor will permit the removal of all fixtures the Lessee placed in the Leased Premises, other than fixtures permanently affixed to the real estate or those which cannot be removed without injury to said real estate. Lessee agrees to pay for the costs of any repair to the Premises necessitated by Lessee's removal of any fixtures. In the event Lessee vacates or abandons the Premises without removing Lessee's fixtures or other personal property, Lessor shall be entitled to remove and store any such property, repair the premises and obtain reimbursement from Lessee for all costs incurred.

19. **INDEMNITY AND LIABILITY INSURANCE FROM PUBLIC LIABILITY AND PROPERTY DAMAGE:** Lessee will indemnify Lessor and save it harmless from and against all claims of whatever nature arising from any act, omission or negligence of Lessee or Lessee's contractors, licensees, agents, servants or employees, to the extent arising from, or in connection with, Lessee's use of the Premises. This indemnity and hold harmless agreement shall include indemnity against all reasonable costs, expenses and liabilities incurred by Lessor in, or in connection with, any such claim or proceedings brought thereon, and the defense thereof, except that Lessor shall not be held harmless and so indemnified in the event that such damage or injury is caused, or contributed to, by the deliberate misconduct, act or omission of Lessor.

Lessee covenants that it shall, during the entire lease term, keep in full force and effect, a policy of public liability insurance with respect to the Leased Premises and the business operated by Lessee and under which the insurer agrees to indemnify and hold Lessor, and those in privity of estate with Lessor, harmless from and against all costs, expenses and/or liability arising out of, or based upon, any and all such claims, accidents, injuries and

damages so provided by this paragraph. The policy limits for public liability shall not less than One Million Dollars ($1,000,000.00) combined single liability per occurren with an aggregate coverage of Two Million Dollars ($2,000,000.00) insuring against ı liability of Lessee and its authorized representatives arising out of, and in connectic with, Lessee's use or occupancy of the Premises. Such policy shall name Lessor as a additional insured and shall be non-cancelable with respect to Lessor except after thirt (30) days written notice to Lessor. Should the Lessee fail to comply with the provisions of this article of the Lease within fifteen (15) days of Lessor's written request, Lessor shall have the right to secure the appropriate insurance coverage on Lessee's behalf and pay the premiums thereof, and in such event the entire amount of such premiums shall be immediately due and payable by Lessee to Lessor as additional rent.

20. **LESSEE'S FIRE AND EXTENDED COVERAGE:** Lessee, at its sole cost and expense, shall maintain on all its personal property, Lessee's improvements and alterations in, on or about the Premises, a policy of special causes and loss, in an acceptable insurance company with not less than an "A" rating by A.M. Best, to the extent of at least one hundred percent (100%) of their full replacement value. Coverage shall include a separate endorsement covering breakage of all plate glass in the Premises. Lessee shall use the proceeds from any such policy for the replacement of personal property or the restoration of Lessee's improvements or alterations.

Lessee shall deposit such policy or policies, or certificates evidencing their existence, insuring Lessor and Lessee as their interest may appear, together with evidence of the payment of the premiums thereon, with Lessor at the commencement of the term and at least thirty (30) days prior to the expiration of each policy.

21. **LESSOR'S LIABILITY:** Lessor shall not be liable to Lessee or to Lessee's employees, agents or visitors or to any other person whomsoever, for any injury to person or damage to or loss of property on or about the Leased Premises caused by the act, negligence or misconduct of Lessee, its employees, subtenants, licensees or of any other person entering the Leased Premises under express or implied invitation of Lessee, or arising out of the use of the Premises by Lessee and the conduct of its business therein, or arising out of any breach or default by Lessee in the performance of its obligations hereunder.

23. **RECONSTRUCTION AFTER DAMAGE:** In the event the Leased Premises shall be wholly or partially damaged or destroyed by fire or other casualty, Lessor shall commence to rebuild and repair such damages within sixty (60) days after notice from Lessee to Lessor of such damage or destruction. Unless prevented by any cause of condition beyond its control, Lessor shall proceed promptly to rebuild and repair such damage and shall prosecute diligently the repair, reconstruction or rebuilding so that the Leased Premises will be substantially in the same condition upon completion of the reconstruction or repair as existed before such damage or destruction occurred. This Lease shall continue in full force and effect during the period from the occurrence of any such damage or destruction to the date of completion of the repair or reconstruction

provided however, the monthly rental shall be reduced during such period in the same proportion as the untenantable portion of the leased Premises bears to the whole thereof. If within the last six (6) months of the term of this Lease, or any extension thereof, twenty-five percent (25%) or more of the floor space of the Leased Premises is damaged or destroyed, then either party, may terminate this Lease by notice to other party, given within fifteen (15) days following such damage or destruction. The Lessor shall be solely entitled to any insurance proceeds received by reason of the said destruction or damage to the building. The Lessor shall make the entire proceeds of the insurance policies available for the restoration of the improvements, the rent and other obligations, which shall be due and payable from the date of delivery of the restored Premises. The primary term of this Lease shall be extended for a period equal in time to such period of waiver of the Lessee's obligation.

23. **REBUILDING AND REPAIR:** Lessor's obligation to rebuild and repair shall in any event be limited to restoring the Leased Premises to substantially the condition in which the same existed prior to the casualty.

24. **OPERATION DURING REPAIR:** Lessee agrees that, during any period of reconstruction or repair of the Leased Premises, it will continue to operate its business within the Leased Premises to the extent practicable. During the period from the occurrence of the casualty until Lessor's repairs are completed, there shall be no abatement of the percentage rental payable herein, but the minimum monthly rent shall not be due until reconstruction or repair is completed. Any other payments required to be paid under this Lease, including, but not limited to, taxes, insurance and common area maintenance shall not be abated.

25. **WAIVER OF SUBROGATION:** Lessor and Lessee hereby release the other of, and from every and all right, claim and demand that each may hereafter have against the other, its successors and assigns, arising out of, or in connection with, any loss or losses occasioned by fire and such items as are included under the normal extended coverage clauses of fire insurance policies, and does hereby waive all rights of subrogation in favor of insurance carriers against the other arising out of any losses occasioned by fire and such items as are included under the usual extended coverage clauses of fire insurance policies, and sustained by Lessor in or to the Premises or by Lessee to its trade fixtures, equipment, Lessee improvements and merchandise in the Premises.

26. **ALTERATIONS:** Lessee must obtain written consent of the Lessor for any alterations, improvements and/or additions to the Demised Premises. All such work shall be the responsibility of the Lessee. Before the commencement of such work, such plans and specifications shall be filed with and approved by all governmental departments or authorities having jurisdiction. Any contract or agreement shall provide that no lien or claim shall thereby be created or arise or be filed by anyone there under, upon or against the leased property, or the buildings or improvements thereon, or to be erected on the leased property or any of the equipment thereof. Before the commencement of any such

work, the Lessee shall obtain the necessary waivers of the third party, and provide the same to Lessor. Lessee shall pay any increases in insurance on account of any such work.

27. **REPAIRS BY LESSEE: reserve**

28. **ACCESS:** Lessor shall have the right to enter upon the leased Premises at any reasonable time for the purpose of inspecting the same, or for making repairs to the Leased Premises, or for making repairs, alterations or additions to adjacent premises, or for showing the Leased Premises to prospective purchasers, lessees or lenders. For a period commencing ninety (90) days prior to the termination of this Lease, or any extension hereof, Lessor may have reasonable access to the Premises herein demised for the purpose of exhibiting the same to prospective tenants and to place appropriate "For Rent" signs on the Premises.

29. **CONSENT OF LESSOR TO SIGNS:** Lessee shall not, without Lessor's prior written consent, erect or install any signs, window or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Leased Premises. Tenant shall be permitted to have signage on the Pylon Sign and building directory.

30. **RESPONSIBILITY FOR SIGNS:** All signs, decorations and window displays, including those of subtenants of the Lessee, if any, shall be subject to the prior written approval of Lessor as to the construction, method of attachment, size, shape, height, lighting, color and general appearance. All signs shall be kept in good condition and in proper operating order at all times.

31. **EMINENT DOMAIN:** In the event a substantial part of the Leased Premises is taken or damaged by the right of eminent domain, or purchased by the condemnor in lieu thereof, so as to render the remaining Premises economically untenantable, then this Lease shall be canceled as of the time of taking, at the option of either party. In the event of a partial taking which does not render the Leased Premises economically untenantable, the minimum rent shall be reduced in direct proportion to the leased property taken. Lessee shall have no claim to any portion of the compensation for the taking or damaging of the land or building. Nothing herein contained shall prevent the Lessee from its entitlement to negotiate with the condemning authority for its own moving costs and its leasehold improvements.

32. **ASSIGNMENTS AND SUBLETTING:** Lessee shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein nor sublet the whole or any part of the Premises, nor shall this Lease or any interest hereunder be assignable or transferable by operation of law or by any process or proceeding of any court, or otherwise without the prior written consent of Lessor which consent may be subject to such conditions as Lessor may deem appropriate. For the purpose hereof, a consolidation or merger of Lessee, or a change in the ownership of Lessee including, if the Lessee is a corporation, the sale of a majority of the voting stock of the corporation

shall be deemed an assignment. Without, in any way, limiting Lessor's right to refuse to give such consent for any other reason or reasons, Lessor reserves the right to refuse to give such consent unless Lessee remains fully liable during the unexpired lease term hereof, and Lessor further reserves the right to refuse to give such consent if, in Lessor's reasonable business judgment, the quality of merchandising experience or the financial worth of the proposed new Lessee is less than that of the Lessee executing this Lease or of Lessee and Lessee's Guarantor as the case may be. Lessee agrees to reimburse Lessor for Lessor's reasonable attorneys' fees incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subletting, licensing or concession agreement, change of fee ownership or hypothecation of this Lease or Lessee's interest in and to the Premises. If consent is granted, Lessor is to receive 1/2 of any net proceeds that result from the sublease.

33. **EVENTS OF DEFAULT:** Time is of the essence of this agreement. The following events shall be deemed to be events of default by Lessee under this Lease:

(a) Lessee shall fail to pay any installment of rent or additional rent hereunder and such failure shall continue for a period of ten (10) days.

(b) Lessee shall fail to comply with any term, provisions or covenants of this Lease, other than the payment of rent, and shall not cure such failure within thirty (30) days after written notice thereof to Lessee, or if Lessee shall abandon the Leased Premises for any period of time.

(c) If a receiver is appointed by the court for the Leased Premises or for all or substantially all of the assets of Lessee.

(d) Lessee shall do or permit to be done anything which creates a lien upon the Leased Premises.

34. **REMEDIES IN DEFAULT:** In the event of any such default or breach by Lessee, Lessor, besides other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the Leased Premises, and such property may be removed and stored at a public warehouse or elsewhere at the cost of and for the account of Lessee, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. Upon prior notice being given to Lessee, Lessor may proceed to sell such property removed and stored with the proceeds of sale to be applied to the charges incurred by Lessor in removing and storing the property and the cost of sale, with the balance, if any, to be applied to any amount then owing by Lessee to Lessor pursuant to the terms of this Lease.

Should Lessor elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may, from time to time, without terminating this Lease, make such

alterations and repairs as may be necessary in order to relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor, in its sole discretion, may deem advisable. Upon each such reletting, all rent received by the Lessor from such reletting shall be applied, first to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys' fees and costs of such alterations and repairs; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. If such rents received from such reletting during any month be less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said Premises by Lessor shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Lessor may at any time thereafter, elect to terminate this Lease for such previous breach. Should Lessor, at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Lessee all damages it may incur by reason of said breach including the cost of recovering the Leased Premises, reasonable rental value of the Leased Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Lessee to Lessor. In determining the rent which would be payable by Lessee hereunder subsequent to default, the monthly rent for each month of the unexpired term shall be equal to the average monthly minimum and percentage rents paid by Lessee from the commencement of the term to the time of default. Should Lessor be required to give notice to Lessee for any default or breach of this Lease during its term, Lessee shall pay to Lessor One Hundred Dollars ($100.00) due upon the next regular monthly rental payment. This amount shall be over and above any of the other remedies that Lessor may have against Lessee for any such breach or default.

35. **LEGAL EXPENSES:** If either party is required to bring or maintain any proceedings in bankruptcy, receivership or any other proceeding instituted by a party thereto or by others, or otherwise refers this Lease to an attorney for the enforcement of any of the covenants, terms or conditions of this Lease, the prevailing party in such action shall, in addition to all other payments required herein, receive from the other all the costs incurred by the prevailing party, including reasonable attorneys' fees and such cost and reasonable attorneys' fees which the prevailing party incurred on any appeal.

36. **SUBORDINATION:** Lessee agrees that this Lease shall be subordinate to any mortgages or deeds of trust placed upon the property by Lessor provided that in the event of foreclosure, if Lessee is not then in default and agrees to attorn to the mortgage or beneficiary under the deed of trust, such mortgagee or beneficiary shall recognize Lessee's right of possession for the term of this Lease.

37. **NOTICES TO LESSEE AND LESSOR:** Wherever any notice is required or permitted hereunder, such notice shall be in writing. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the Lessor in care of: High Country Management Att: Brian Coe P.O. Box 423 Otis Orchards, Washington 99027; to the Lessee addressed to: Virtual Education Software, Inc. _., ,300 North Argonne Suite 102, Spokane, Washington; or at such other addresses as they may have hereafter specified by written notice. For each notice Lessor gives Lessee for failure of Lessee to make timely rental payments, Lessee, in order to clear said default, shall be required to pay all delinquent rents and penalties, plus a reasonable sum for attorneys' fees, but not less than One Hundred Dollars ($100.00) for the preparation of said notice.

38. **LEGAL RELATIONSHIP OF LESSOR AND LESSEE:** Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provisions contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto, other than the relationship of Lessor and Lessee.

39. **CAPTIONS AND CONSTRUCTION OF LANGUAGE:** The captions used herein are for convenience only and do not limit or amplify the provisions hereof. Whenever herein the singular number is used, the same shall include the plural, and words of any gender shall include each other gender.

40. **WAIVERS OF COVENANTS:** One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

41. **ENTIRE AGREEMENT:** This Lease contains the entire agreement between the parties, and no agreement shall be effective to change, modify or terminate this Lease in whole or in part unless such agreement is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought.

42. **APPLICABLE LAWS:** The laws of the state of Washington shall govern the interpretation, validity, performance and enforcement of this Lease. In the event that any suit or action shall be brought in connection with any of the terms and conditions of this Lease, the Lessor and Lessee hereby agree that jurisdiction and venue of such suit or action shall properly lie in Spokane County, Washington. If any provision of this Lease shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Lease shall not be affected thereby.

43. **BINDING EFFECT:** The terms, provisions and covenants contained in this Lease shall apply to, inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors in interest and legal representatives except as otherwise herein expressly provided.

44. **ESTOPPEL CERTIFICATE:** Notwithstanding any other provision of the Lease to the contrary, either party shall at any time and from time to time, upon notice of not less than fifteen (15) days prior written request by the other party, execute acknowledge, and deliver to such party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there has been any amendments thereof that the same is in full force and effect and stating the modifications and that there are no defaults existing, or that if there is any claim to fault, stating the nature and extent thereof) and stating the dates to which the rent and other charges have been paid in advance. It is expressly understood that any such statement delivered, pursuant to this section, may be relied upon by any prospective purchaser of the interest of Lessor's, or any lender of prospective assignee, or any lender on the security of the leased land, or the fee estate or any part thereof, and any third person.

45. **HAZARDOUS SUBSTANCES:**

(A) **Presence and Use of Hazardous Substances** Lessee shall not, without Lessor's written consent, keep on or around the Premises, Common Areas, or Center, for use, handling, disposal, treatment, generation, storage or sale, any substances designated as, or containing components designated as hazardous, dangerous, toxic, harmful, medical or infection (collectively referred to as "Hazardous Substances") and/or is subject to regulation by any federal, state or local law, regulation, statute, ordinance or management plan. With respect to any such Hazardous Substances, Lessee shall:

(1) Comply promptly, timely and completely with all governmental requirements for reporting, keeping and submitting manifests, and obtaining and keeping current identification numbers;

(2) Submit to Lessor true and correct copies of all reports, manifest and identification numbers at the same time as they are required to be and/or are submitted to the appropriate governmental authorities;

(3) Within five (5) days of Lessor's request, submit written reports to Lessor regarding Lessee's use, handling, storage, treatment, transportation, generation, disposal or sale of Hazardous Substances and provide evidence satisfactory to Lessor of Lessee's compliance with the applicable government regulations;

(4) Allow Lessor or Lessor's agent or representative to come on the Premises at all times to check Lessee's compliance with all applicable governmental regulations regarding Hazardous Substances;

(5) Comply with minimum levels, standards or other performance standards or requirements which may be set forth or established for certain Hazardous Substances (if minimum standards or levels are applicable to Hazardous Substances present on the Premises, such levels or standards shall be established by an on-site inspection by the appropriate governmental authorities and shall be set forth in an addendum to this Lease); and

(6) Comply with all applicable governmental statutes, ordinances, rules, regulations, management plans and requirements regarding the proper and lawful use, handling and sale, transportation, generation, treatment and disposal of Hazardous Substances.

(A) **Inspection Costs** Any and all costs incurred by Lessor and associated with Lessor's inspection of Lessee's Premises and Lessor's monitoring of Lessee's compliance with this Section, including Lessor's attorneys' fees and costs, shall be Additional Rent and shall be due and payable to Lessor immediately upon demand by Lessor.

(B) **Cleanup Costs, Default and Indemnification**

(i) Lessee shall be fully and completely liable to Lessor for any and all cleanup costs and any and all other charges, fees, penalties (civil and criminal) imposed by any governmental authority with respect to Lessee's use, handling, disposal, transportation, generation and/or sale of Hazardous Substances, in or about the Premises, Common Areas or Center.

(ii) Lessee shall indemnify, defend and save Lessor harmless from any and all of the costs, fees, penalties and charges, assessed against or imposed upon Lessor (as well as Lessor's attorneys' fees and costs) as a result of Lessee's use, handling, disposal, transportation, generation and/or sale of Hazardous Substances.

(iii) Upon Lessee's default under this Section, in addition to the rights and remedies set forth elsewhere in this Lease, Lessor's shall be entitled to the following rights and remedies:

(a) At Lessor's option, to terminate this Lease immediately;

and

(b) To recover any and all damages associated with the default, including, but not limited to, cleanup costs and charges, civil and criminal penalties and fees, loss of business and sales by Lessor and any other tenants of the Center, any and all damages and claims asserted by third parties and Lessor's attorneys' fees and costs.

(C) **Survival** The provisions of this Section shall survive the expiration or earlier termination of this Lease.

46. **CORPORATE AUTHORITY:** All signatories of Tenant shall be jointly and severally liable for all obligations of Tenant. Each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to execute this Lease and bind the entity shown as Tenant. All documents requested by Landlord evidencing such authority shall be delivered to Landlord on request.

47. **OPTIONS :** Tenant has an option to extend lease for five (5) months at same terms and conditions. Tenant has a second option to extend for one (1) year with a three percent (3%) increase. Tenant has first write of refusal on Suite 204 provided tenant has met all conditions of their lease and has not been delinquent of any rent payment. Rent to be $1,000.00/month for the first year.

48. **CONSTRUCTION REIMBURSEMENT:** For each month of occupancy of less then one year Tenant agrees to pay one-twelfth (1/12/) of construction costs for each month that the tenant does not occupy or pay rent for suite 102. For instance eleven months of occupancy would be $1/12^{th}$ of cost, ten months of occupancy would be $2/12^{th}$ of the cost. Construction cost are estimated at $3500.00.

Lessor: DS Investments	3/21/02 **DATE**
By: [signature] Its: as agent for DS Investments	
Lessee: Virtual Education Software, Inc.	3/21/02 **DATE**
By: [signature] Its: VP Sales & Marketing	

Addendum "A"



38'-1"
49'-0"
12'-7"
24'-7"
Door
11'-8"
26'-3"
Window
new wall
4'
9'
Enclose door
Enclose window
12'-1"
7'-8"
9'10"
4'
5'
16' 9"
John Scott
L.
16' 5"
11'-6"
11'-8"
28'-3"
Center Pointe
SUITE 102
PROPERTY MANAGERS

approx 1,280 sq. ft.

1,853.50
− 414.36
1,439.14
− 162.2
1,27[illegible].90